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                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
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                          PHILADELPHIA, PA 19102-2678
                                 (215) 977-2000
                           FACSIMILE: (215) 977-2334


(215) 977-2000


                                        March 16, 1999


Advanta Corp.
Welsh and McKean Roads
P.O. Box 844
Spring House, PA 19477

          Re: Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

     As special counsel to Advanta Corp., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") in the form proposed to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of up to $300,000,000 aggregate principal amount of RediReserve Variable Rate Certificates which will be payable at the demand of the holder (the "RediReserve Certificates") and Notes with 91 Day, Six, Eighteen and Thirty Month and One, Two, Three, Four, Five, Seven and Ten Year maturities (collectively with the RediReserve Certificates, the "Securities"), all of which will be uncertificated.

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In connection with the opinions expressed herein, we have examined, among other things, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of the Company, the Registration Statement, resolutions of the Board of Directors of the Company


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Advanta Corp.
March 16, 1999
Page 2


with respect to the Registration Statement and the authorization of the securities registered thereby and the authorization of the filing of an additional registration statement (the "Additional Registration Statement") for the purpose of registering for issuance and sale an additional amount of Securities pursuant to Rule 462 under the Securities Act (the "Additional Securities," and collectively with the Securities, the "Offered Securities"), the Indenture, dated October 23, 1995, between the Company and The Chase Manhattan Bank, as successor trustee (the "Indenture"), and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents, and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company.

     We are admitted to practice in the Commonwealth of Pennsylvania and the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof, and to the facts in existence on the date hereof. We assume no obligation to update such opinion.

     Based upon and subject to the foregoing, and such examinations of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that:

     1. The Indenture has been duly authorized by the Board of Directors of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


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Advanta Corp.
March  16, 1999
Page 3



     2. When and if the definitive terms of any Offered Securities and of their issue and sale have been duly established in accordance with the Board Resolutions, the Board Resolutions and an Officer's Certificate (as defined in the Indenture) or a supplemental indenture with respect to such Offered Securities are delivered to the Trustee under the Indenture in accordance with the terms of the Indenture, the consideration for such Offered Securities approved by the Executive Committee of the Company's Board of Directors in accordance with the Board Resolutions has been received by the Company, and such Offered Securities have been registered in the "Security Register" (as defined in the Indenture) in accordance with the provisions of the Indenture, so as not to violate any applicable law or agreement or instrument then binding on the Company, such Offered Securities will be duly authorized, legal and valid binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits provided in the Indenture, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion as an exhibit to the Additional Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the prospectus and any prospectus supplements constituting a part of the Registration Statement and to the incorporation by reference of such references to our firm in the Additional Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


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Advanta Corp.
March 16, 1999
Page 4


                                        Very truly yours,


                                        WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP